Exhibit 10.6

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 to the Amended and Restated Exclusive License Agreement (hereinafter referred to as this “Agreement”) is entered into by and among Fred Mermelstein, Ph.D. and Janet Chollet, MD (the “Licensor”) and Pear Tree Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Licensee”), on this October 10, 2007.

WHEREAS, the Licensors, are together the sole owners, applicants and inventors of United States Provisional Patent No. 60/810,715 filed June 2, 2006 entitled Method of Treating Atrophic Vaginitis with Triphenylethylene Derivatives” (the “AVT”);

WHEREAS, on or about July 14, 2006 the Licensors and the Licensee entered into an exclusive license agreement whereby each of the Licensors granted their entire right, title and interest for the United States and all foreign countries in the above AVT and related patents to the Licensee the (“Original Agreement”),

WHEREAS, on or about August 15, 2007, the Licensors and the Licensee agreed to certain amendments and modifications of the Original License (the “Amended License”);

WHEREAS, the Licensors and the Licensee, for good and valuable consideration and valid business reasons, now desire to amend the Amended License as described herein.

NOW, THEREFORE, it is agreed as follows:

1.For One Dollar ($1.00) and good and valuable consideration, the receipt of which is hereby acknowledged by the Licensors, Article 4.2 of the Amended License (including Articles 4.2.1 and 4.2.2) shall be deleted entirely and replaced with the following provisions:

“4.2The Licensee shall pay to Licensors:

4.2.1a non-refundable semi-annual royalty in an amount equal to [***] percent ([***]%) of Net Sales by the Licensee, or any Affiliate of the Licensee, of the Licensed Products or Licensed Processes;

4.2.2With respect to any royalties received by Licensee or its Affiliate from sales by any sublicensee of Licensed Products or Licensed Processes (“Sublicense Royalties”), Licensee shall remit to Licensor a non-refundable semi-annual royalties in an amount equal to the greater of (a) [***] percent ([***]%) of the Sublicense Royalties and (b) [***] percent ([***]%) of Net Sales by any such sublicensee.”

2.Defined terms not defined herein shall have the meaning set forth in the Amended License.

3.This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Massachusetts, without regard to principles of conflicts of laws.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, by proper persons thereunto duly authorized.

PEAR TREE PHARMACEUTICALS, INC.		LICENSORS:

By:	/s/ Martin Driscoll	/s/ Fred Mermelstein
Name:	Martin Driscoll	Name: Fred Mermelstein
Title:	President & CEO	Date: October 10, 2007
Date:	October 10, 2007

/s/ Fred Mermelstein
Name: Janet Chollet, M.D
Date: October 10, 2007

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.